ASSIGNMENT/ASSUMPTION OF LICENSE AGREEMENT

        THIS ASSIGNMENT/ASSUMPTION OF LICENSE AGREEMENT (the “Agreement”) is made this 20th day of October, 2004 among Ener1 Inc., a Florida corporation, Ener1 Battery Company, a Florida corporation (hereinafter collectively referred to as “ASSIGNOR”), and EnerDel, Inc., a Delaware corporation.

        WHEREAS, Ener1, Inc. and Delphi Automotive Systems LLC, a Delaware corporation (hereinafter referred to as “DELPHI”) have entered into an agreement dated October 20, 2004 (hereinafter the “Formation Agreement”) for the formation of EnerDel, Inc., a Delaware corporation (hereinafter referred to as “ASSIGNEE”) and the contribution to ASSIGNEE of certain assets held by ASSIGNOR,

        WHEREAS, pursuant to the terms and conditions of the Formation Agreement, ASSIGNOR is obligated to assign to ASSIGNEE, and ASSIGNEE is obligated to accept assignment of, a July 25, 2003 entitled the License and Royalty Agreement between of ASSIGNOR and Itochu Corporation (hereinafter the “License Agreement”);

        WHEREAS, ASSIGNOR is desirous of complying with its obligation to assign to ASSIGNEE such License Agreements and ASSIGNEE is desirous of complying with its obligation to accept assignment of such License Agreement;

        NOW, THEREFORE, TO ALL WHOM IT MAY CONCERN:

1.	For good and valuable consideration, the receipt of which is hereby acknowledged, ASSIGNOR, hereby assigns, sells, conveys and transfers to ASSIGNEE, effective on the effective date of the Formation Agreement, ASSIGNOR’S entire right, title and interest in and to such License Agreement, and ASSIGNEE accepts such assignment, and agrees and covenants to perform all obligations thereunder.

2.	Notwithstanding anything to the contrary herein, this Assignment/Assumption Agreement shall not constitute an actual or attempted sale, assignment, transfer or conveyance if such actual or attempted sale, assignment, transfer or conveyance would constitute a breach under the License Agreement or a violation of any law, decree, order, regulation or other governmental edict, or is not capable of being sold, assigned, transferred or conveyed without any third party consent that has not been obtained (or is not in full force and effect), unless and until such License Agreement can be legally transferred or transferred without breach, at which time the License Agreement shall be so transferred. Until such transfer, the License Agreement shall be held in trust and maintained by ASSIGNOR for the sole benefit of ASSIGNEE, and ASSIGNOR shall take any action necessary for ASSIGNEE to enjoy the benefits of the License Agreement as if it had been assigned.

3.	ASSIGNOR represents and warrants to ASSIGNEE and DELPHI that the exclusivity in Japan of license rights granted under the License Agreement have been validly terminated under Section 9.4 thereof, and any and all license rights in Japan held by the licensee under the License Agreement are non-exclusive license rights, and further that any right of the licensee under the License Agreement to grant sublicenses outside of Japan is subject to ASSIGNEE’S right to determine the conditions of such sublicenses .

4.	ASSIGNOR further covenants that, if and to the extent necessary to perfect the assignment of the rights transferred hereunder, ASSIGNOR shall cooperate with ASSIGNEE, upon ASSIGNEE’S reasonable request, to promptly execute and deliver to ASSIGNEE or its legal representative(s) any and all papers, instruments and/or affidavits required by law to record in the name of ASSIGNEES its rights in and to such License Agreements.

IN WITNESS WHEREOF, ASSIGNOR, ASSIGNEE and DELPHI have caused this assignment to be executed by its representative as of this 20th day of October, 2004.

DELPHI AUTOMOTIVE SYSTEMS LLC BY: /S/ John G. Blahnik —————————————— John G. Blahnik Vice President Treasury, Mergers, Acquisitions & New Markets	ENER1, INC. BY: /S/ Ronald N. Stewart —————————————— Ronald N. Stewart Executive Vice President

ENERDEL, INC. BY: /S/ Kevin P. Fitzgerald —————————————— Kevin P. Fitzgerald Chief Executive Officer	ENER1 BATTERY COMPANY BY: /S/ Ronald N. Stewart —————————————— Ronald N. Stewart Chief Operating Officer